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                                                                     EXHIBIT 5.1
[RIDER, BENNETT, EGAN & ARUNDEL, P.L.L.P. LETTERHEAD]




                                  June 22, 1995



The Board of Directors
Vaughn Communications, Inc.
5050 West 78th Street
Minneapolis, MN 55435

Gentlemen:

     Reference is made to the Registration Statement on Form S-3, dated May 31, 1995, to be filed with the Securities and Exchange Commission on or about June 23, 1995 (the "Registration Statement"), under the Securities Act of 1933, as amended, for the purpose of registering for sale by the persons named as "Selling Shareholders" in the Prospectus constituting part of the Registration Statement an aggregate of 180,000 shares (the "Shares") of the $.10 par value Common Stock (the "Common Stock") of Vaughn Communications, Inc. (the "Company"). We are familiar with the proceedings to date with respect to the proposed sale by the Selling Shareholders of the Shares and have examined such records, documents and matters of law and have satisfied ourselves as to such matters of fact as we consider relevant for the purposes of this opinion.

     We are of the opinion that:

     1. The Company was duly incorporated under Minnesota law on September 3, 1943, and is now a validly organized and existing corporation in good standing under Minnesota law.

     2. The Shares have been duly authorized and constitute legally issued, fully paid and nonassessable outstanding shares of Common Stock of the Company.

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The Board of Directors
Page 2
June 22, 1995

     We consent to the reference to this firm under the caption "Legal Matters" in the Prospectus (constituting part of the Registration Statement) and to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        RIDER, BENNETT, EGAN & ARUNDEL, P.L.L.P.



                                        By        /s/ John P. Flaten
                                          --------------------------------------
                                                     John P. Flaten
JPF:dl